UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 6, 2021

Corteva, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38710	82-4979096
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

974 Centre Road, Building 735, Wilmington, Delaware 19805
(Address of principal executive offices)(Zip Code)

(302) 485-3000

(Registrant’s telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CTVA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 6, 2021, Corteva, Inc. the “Company”) announced that David J. Anderson has been appointed executive vice president and chief financial officer effective April 12, 2021.

Mr. Anderson, age 71, previously served as the interim chief financial officer of Criteo S.A. from May 2020 to August 2020 and the chief financial officer of Nielsen Holdings plc, a leading global data and analytics company, from September 2018 to December 2019. Prior to that, Mr. Anderson was the executive vice president and chief financial officer of Alexion Pharmaceuticals, Inc. from December 2016 to August 2017. Prior to joining Alexion, Mr. Anderson served as senior vice president and chief financial officer of Honeywell International Inc., a diversified technology and manufacturing multi-national conglomerate, from 2003 to 2014. Prior to joining Honeywell, Mr. Anderson was the chief financial officer of ITT Inc., Newport News Shipbuilding Inc., and RJR Nabisco, Inc. Previously, he held senior finance roles at the Quaker Oats Company, Kraft Foods Inc., and FMC Corp. Mr. Anderson has served on the board of directors of American Electric Power Company, Inc. since 2011. Mr. Anderson previously served as a director of Cardinal Health, Inc. from April 2014 to September 2018 and B/E Aerospace, Inc. from June 2014 to April 2017. Mr. Anderson received a bachelor of science in economics from Indiana University and a masters of business administration from the University of Chicago (Booth School of Business).

Mr. Anderson’s annual salary will be $750,000. His incentive opportunity under the Company’s annual Performance Reward Plan for the 2021 performance year is set at 100% of his base salary.

Mr. Anderson will receive a one-time equity award having a fair market value of $2.5 million, consisting of restricted stock units (“RSUs”) to be granted under the 2019 Corteva Omnibus Incentive Plan (the “OIP”) on April 12, 2021. The RSUs will vest in two equal annual installments on the second and third anniversaries of the grant date provided that Mr. Anderson is an active employee on the vesting date. The form of RSU agreement is provided herein as Exhibit 10.1.

Mr. Anderson will receive annual grants of long-term incentive awards under the OIP, including on April 12, 2021 an award consisting of (i) a grant of performance-based RSUs (“PSUs”) having a fair market value of $1.8 million, which will vest at the end of a three-year performance period commencing January 1, 2020 depending upon the achievement of certain performance goals and (ii) a grant of stock options having a fair market value of $1.2 million, which will vest in three equal annual installments following the grant date, subject, in each case, to Mr. Anderson’s employment through the applicable vesting dates.

The RSUs, PSUs, and stock options will be subject to the terms and conditions of the OIP and will have termination provisions as set forth in award agreements that are generally consistent with the Company’s prior grants to named executive officers.

Mr. Anderson will be eligible to participate in the Company’s Change in Control and Executive Severance Plan and will be subject to Company share ownership of four times base salary in accordance with the Company’s share ownership guidelines. Mr. Anderson is also entitled to receive certain moving expenses under the Company’s relocation policy, as well as commuting expenses capped at $30,000 annually. Mr. Anderson will be eligible to receive certain welfare and other benefits generally available to the Company’s executives.

Item 8.01. Other Events.

On April 6, 2021, the Company issued a press release announcing the Agreement and the appointment of Mr. Anderson. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Special CFO RSU Agreement

99.1	Press Release, dated April 6, 2021

104	The cover page from the Company’s Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTEVA, INC. (Registrant)

Date: April 6, 2021	By:	/s/ Cornel B. Fuerer
Cornel B. Fuerer
Senior Vice President, General Counsel & Corporate Secretary